UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 5, 2003



                              LIFE PETROLEUM, INC.
           -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)



            Florida                        0-33041              90-0052652
 -------------------------------        ------------        -------------------
       State or other                   (Commission           (IRS Employer
 (jurisdiction of Incorporation)        File Number)        Identification No.)


         7810 Ballantyne Commons Parkway, Charlotte, NC         28277
         ----------------------------------------------      ----------
            (Address of principal executive offices)         (Zip Code)


        Registrant's telephone number, including area code (704) 541-6911
                                                           --------------

                    6790 SW 76 Terrace, South Miami, FL 33413
                    -----------------------------------------
          (Former Name or former address, if changed since last report)

Item 1.  Changes in Control of Registrant
         --------------------------------
Item 2.  Acquisition or Disposition of Assets
         ------------------------------------
Item 5.  Other Events
         ------------

         On June 5, 2003, the Company completed its share exchange with the stockholders of The TAG Group, Inc., a Delaware corporation ("TAG"), pursuant to a Share Exchange Agreement dated as of June 4, 2003 (the "Exchange Agreement"), by and among the Company, TAG and the holders of the outstanding capital stock of TAG (the "TAG Stockholders"). Pursuant to this Agreement, the TAG Stockholders were issued shares of the Company's Series A Convertible Preferred Stock ("Series A Shares") in exchange for their shares of common stock of TAG. As a result, TAG is now a wholly owned subsidiary of the Company.

         TAG had previously entered into an Agreement and Plan of Merger dated as of May 29, 2003, by and among TAG; TAG Acquisition Corp., a Florida corporation and wholly owned subsidiary of TAG ("Subsidiary"); Convey Systems, Inc., a Delaware corporation ("Convey"); River Cities Capital Fund II Limited Partnership ("River Cities"); Convergys Corporation, and HV Equity Investments, LLC ("HV" and, along with Convergys and River Cities the "Principal Stockholders"). Pursuant to the Merger Agreement, Convey would merge with the Subsidiary, which shall be the surviving corporation, and each of the Principal Stockholders, along with James Ferro, another principal stockholder of Convey, would exchange their securities of Convey for securities of TAG and the remaining equity of Convey would be canceled. On June 13, 2003, the Merger Agreement, along with all of TAG's rights, title and interest to the securities of the Subsidiary, were transferred to the Company. Effective June 18, 2003, the Company consummated the merger contemplated by the Merger Agreement. On that date, each of the Principal Stockholders exchanged their securities of Convey for Series A Shares of the Company. As a result, Convey is now a wholly owned subsidiary of the Company.

         In connection with these two transactions, the Company issued a total of 662,719 Series A Shares. Each Series A Share shall automatically, without any further action by either the Company or the holders, convert into 1,000 fully paid and non assessable shares of the Company's common stock. The Series A Shares will convert on the first day following approval by the stockholders of the Company of (i) a reverse stock split of the Company's common stock, and (ii) an amendment to the Company's Articles of Incorporation decreasing the authorized number of shares of common stock (the "Effective Date"). The number of shares of the Company's common stock to be issued will be adjusted to reflect a 1-for-80.3955 reverse stock split referred to above (the "Reverse Stock Split"). Until then, the Series A Shares vote with the common stock on as "as converted" basis (but without giving effect to the Reverse Stock Split. As a result, the stockholders resulting from the transactions described above own and vote approximately 80% of the Company's issued and outstanding securities.



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

Item 7.  Financial Statements and Exhibits.
         ----------------------------------

         (a) Financial Statements

                  As permitted by the provisions of Form 8-K, the financial statements required by this item will be filed by the Company on or before August 19, 2003.

         (b) Exhibits.

                  The following exhibits are included in this report:

                  Exhibit No.       Exhibit Description
                  -----------       -------------------

                  2.1 Share Exchange Agreement dated as of June 4, 2003, by and among Life Petroleum, Inc., a Florida corporation; The TAG Group, Inc., a Delaware corporation; and the holders of the outstanding capital stock of TAG.

                  2.2 Agreement and Plan of Merger dated as of May 29, 2003, by and among The TAG Group, Inc., a Delaware corporation; TAG Acquisition Corp., a Florida corporation and wholly owned subsidiary of TAG; Convey Systems, Inc., a Delaware corporation; River Cities Capital Fund II Limited Partnership; Convergys Corporation, and HV Equity Investments, LLC.

                  4.1 Certificate of Designations, Preferences, Rights and Limitations for Series A Convertible Preferred Stock.



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

                                   SIGNATURES
                                   ----------


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        LIFE PETROLEUM, INC.

Date: June 19, 2003                     By: /s/ Doyal Bryant
                                            -----------------------
                                            Doyal Bryant, President



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

                                  EXHIBIT INDEX


         Exhibit No.       Exhibit Description
         -----------       -------------------

         2.1 Share Exchange Agreement dated as of June 4, 2003, by and among Life Petroleum, Inc., a Florida corporation; The TAG Group, Inc., a Delaware corporation; and the holders of the outstanding capital stock of TAG.

         2.2 Agreement and Plan of Merger dated as of May 29, 2003, by and among The TAG Group, Inc., a Delaware corporation; TAG Acquisition Corp., a Florida corporation and wholly owned subsidiary of TAG; Convey Systems, Inc., a Delaware corporation; River Cities Capital Fund II Limited Partnership; Convergys Corporation, and HV Equity Investments, LLC.

         4.1 Certificate of Designations, Preferences, Rights and Limitations for Series A Convertible Preferred Stock.



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